UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

BARNES & NOBLE EDUCATION, INC.
(Name of Registrant as Specified in Its Charter)

OUTERBRIDGE CAPITAL MANAGEMENT, LLC OUTERBRIDGE MASTER FUND LP OUTERBRIDGE GP, LLC OUTERBRIDGE PARTNERS, LP OUTERBRIDGE FUND LTD. RORY WALLACE MIKE ALFRED DAVID KIM ZACHARY LEVENICK LOWELL ROBINSON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Outerbridge Capital Management, LLC, together with the other participants named herein (collectively, “Outerbridge”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of Barnes & Noble Education, Inc., a Delaware corporation (the “Company”).

On June 29, 2020, Outerbridge filed its Amendment No. 2 to the Schedule 13D with respect to the Company announcing its nomination of a slate of highly-qualified director nominees for election at the 2020 annual meeting of stockholders, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

OUTERBRIDGE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Outerbridge Capital Management, LLC (“Outerbridge Capital”), Outerbridge Master Fund LP (“Outerbridge Master”), Outerbridge GP, LLC (“Outerbridge GP”), Outerbridge Partners, LP (“Outerbridge Partners”), Outerbridge Fund Ltd. (“Outerbridge Fund”), Rory Wallace, Mike Alfred, David Kim, Zachary Levenick and Lowell Robinson.

As of the date hereof, Outerbridge Master beneficially owns directly 6,499,621 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). As of the date hereof, Outerbridge Capital, as the investment manager to Outerbridge Master, Outerbridge Partners, and Outerbridge Fund, may be deemed the beneficial owner of the 6,499,621 shares of Common Stock owned by Outerbridge Master. Outerbridge GP, as the general partner of Outerbridge Master and Outerbridge Partners, may be deemed the beneficial owner of the 6,499,621 shares of Common Stock owned by Outerbridge Master. Outerbridge Partners, a feeder fund of Outerbridge Master, may be deemed the beneficial owner of the 6,499,621 shares of Common Stock owned by Outerbridge Master. Outerbridge Fund, as a feeder fund of Outerbridge Master, may be deemed the beneficial owner of the 6,499,621 shares of Common Stock owned by Outerbridge Master. Mr. Wallace, as the managing member of each of Outerbridge Capital and Outerbridge GP, may be deemed the beneficial owner of the 6,499,621 shares of Common Stock owned by Outerbridge Master. As of the date hereof, Mr. Alfred directly beneficially owns 10,000 shares of Common Stock. As of the date hereof, Mr. Levenick directly beneficially owns 5,500 shares of Common Stock, including 3,500 shares of Common Stock underlying certain call options. As of the date hereof, Messrs. Kim and Robinson do not own any shares of Common Stock.